Exhibit 1.1

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC

APPALACHIAN POWER COMPANY

$380,300,000 CONSUMER RATE RELIEF BONDS

UNDERWRITING AGREEMENT

November 6, 2013

To the Representatives named in Schedule I hereto
of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1.           Introduction.  Appalachian Consumer Rate Relief Funding LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell $380,300,000 aggregate principal amount of its Consumer Rate Relief Bonds, (the “Bonds”), identified in Schedule I hereto.  The Issuer and Appalachian Power Company, a Virginia corporation and the Issuer’s direct parent (“APCo”), hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the entity or several entities named in Schedule II hereto and any underwriter substituted as provided in Section 7 hereof and the term “Underwriter” shall be deemed to mean any one of such Underwriters.  If the entity or entities identified in Schedule I hereto as representatives (the “Representatives”) are the same as the entity or entities listed in Schedule II hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such entity or entities.  All obligations of the Underwriters hereunder are several and not joint.  If more than one entity is named in Schedule I hereto, any action under or in respect of this underwriting agreement (“Underwriting Agreement”) may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

Capitalized terms used and not otherwise defined in this Underwriting Agreement shall have the meanings given to them in the Indenture (as defined below).

2.           Description of the Bonds.  The Bonds will be issued pursuant to an indenture to be dated as of November 15, 2013, as supplemented by one or more series supplements thereto (as so supplemented, the “Indenture”), between the Issuer and U.S. Bank

National Association as indenture trustee (the “Indenture Trustee”).  The Bonds will be senior secured obligations of the Issuer and will be supported by consumer rate relief property (as more fully described in the Financing Order relating to the Bonds, “CRR Property”), to be sold to the Issuer by APCo pursuant to the CRR Property Purchase and Sale Agreement, to be dated on or about November 15, 2013, between APCo and the Issuer (the “Sale Agreement”).  The CRR Property securing the Bonds will be serviced pursuant to the CRR Property Servicing Agreement, to be dated on or about November 15, 2013, between APCo, as servicer, and the Issuer, as owner of the CRR Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3.           Representations and Warranties of the Issuer.  The Issuer represents and warrants to the several Underwriters that:

(a)           The Issuer and the Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).  The Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and APCo, in its capacity as co-registrant and as sponsor for the Issuer, have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such form on September 26, 2013 (Registration Nos. 333-191392 and 333-191392-01), as amended by Amendment No. 1 thereto dated October 24, 2013 and Amendment No. 2 thereto dated October 29, 2013, including a prospectus and a form of prospectus supplement, for the registration under the Securities Act of up to $382,000,000 aggregate principal amount of the Bonds.  Such registration statement, as amended (“Registration Statement Nos. 333-191392 and 333-191392-01”), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission.  No consumer rate relief bonds registered with the Commission under the Securities Act pursuant to Registration Statement Nos. 333-191392 and 333-191392-01 have been previously issued.  References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement Nos. 333-191392 and 333-191392-01, including any amendment thereto, all documents incorporated by reference therein pursuant to Item 12 of Form S-3 (“Incorporated Documents”) and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) under the Securities Act that has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first contract of sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds.  For the purpose of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  The final prospectus and the final prospectus supplement relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, are referred to herein as the “Final Prospectus”; and the most recent preliminary prospectus and prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to

Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time (as defined below) is referred to herein as the “Pricing Prospectus”.  The Pricing Prospectus and the Issuer Free Writing Prospectuses identified in Section B of Schedule III hereby considered together, are referred to herein as the “Pricing Package”.

(b)           (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Bonds and (ii) at the date hereof, the Issuer was and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(c)           At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement, fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus, both as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and on said dates the Incorporated Documents, taken together as a whole, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder; provided that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information as defined in Section 11(b) below or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry System that are based solely on information contained in published reports of the DTC.

(d)           As of its date, at the Applicable Time (as defined below) and on the date of its filing, if applicable, the Pricing Prospectus and each Issuer Free Writing Prospectus (as defined below) (other than the Pricing Term Sheet, as defined in Section 5(b) below), did not include any untrue statement of a material fact nor when considered together, omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing

Prospectus were subject to completion or change based on market conditions and the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus).  The Pricing Package, at the Applicable Time did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.  The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h), relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Issuer’s records pursuant to Rule 433(g) of the Securities Act.  References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.  References to the term “Applicable Time” mean 3:37 PM, eastern time, on the date hereof, except that if, subsequent to such Applicable Time, the Issuer, APCo and the Underwriters have determined that the information contained in the Pricing Prospectus or any Issuer Free Writing Prospectus issued prior to such Applicable Time included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and the Issuer, APCo and the Underwriters have agreed to terminate the old purchase contracts and have entered into new purchase contracts with purchasers of the Bonds, then “Applicable Time” will refer to the first of such times when such new purchase contracts are entered into.  The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433, including timely Commission filing where required, legending and record keeping.

(e)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus an event or development has occurred or occurs, the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) APCo or the Issuer has promptly notified or will promptly notify the Representatives and (ii) APCo or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(f)           The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement, the Bonds, the Sale Agreement and the Bill of Sale, the Servicing Agreement, the Indenture, the LLC Agreement, the Administration Agreement and the other agreements and instruments contemplated by the Pricing Prospectus (collectively, the “Issuer Documents”) and to own its properties and conduct its business as described in the Pricing Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not have a material adverse effect on the business, properties or financial condition of the Issuer; the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Pricing Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation; the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Pricing Prospectus; APCo is the beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(g)           The issuance and sale of the Bonds by the Issuer, the purchase of the CRR Property by the Issuer from APCo and the consummation of the transactions herein contemplated by the Issuer, and the fulfillment of the terms hereof on the part of the Issuer to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under the Issuer’s certificate of formation or limited liability company agreement (collectively, the “Issuer Charter Documents”), or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is now a party.

(h)           This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(i)           The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other  agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on its business, property or financial condition.

(j)           The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.  On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.

(k)           The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Underwriting Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy, and the Bonds conform in all material respects to the description thereof in the Pricing Prospectus and Final Prospectus.  The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth in this Underwriting Agreement and in the Pricing Prospectus and Final Prospectus.

(l)           There is no litigation or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer that could reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property or financial condition.

(m)           Other than the filing of the issuance advice letter and non-action on the part of the Public Service Commission of West Virginia (“PSCWV”) contemplated by Ordering Section B of the financing order issued by the PSCWV on September 20, 2013 to the Company (the “Financing Order”), no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(n)           The Issuer is not, and, after giving effect to the sale and issuance of the Bonds, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o)           The nationally recognized accounting firm which has performed certain procedures with respect to certain statistical and structural information contained in the Pricing Prospectus and the Final Prospectus, are independent public accountants.

(p)           Each of the Sale Agreement, the Servicing Agreement, the Administration Agreement and LLC Agreement has been duly authorized by the Issuer, and when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(q)           The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Exchange Act set forth in the (i) undertaking, dated as of September 25, 2013, by the Issuer to Moody’s (as defined below) and (ii) letter, dated September 25, 2013, from the Issuer to S&P (as defined below, and together with Moody’s, the “Rating Agencies”) and the Issuer (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(r)           The Issuer will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

4.           Representations and Warranties of APCo. APCo represents and warrants to the several Underwriters that:

(a)           APCo, in its capacity as co-registrant and sponsor with respect to the Bonds, meets the requirements to use Form S-3 under the Securities Act and has filed with the Commission Registration Statement Nos. 333-191392 and 333-191392-01 for the registration under the Securities Act of up to $382,000,000 aggregate principal amount of the Bonds.  Registration Statement Nos. 333-191392 and 333-191392-01 have been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of APCo, threatened by the Commission.

(b)           (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Bonds and (ii) at the date hereof, APCo was not and it is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

(c)           At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the date it initially became effective and at the Effective Date, did not contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; the Final Prospectus, both as of its date and at and as of the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or to any statements in or omissions from any Statement of Eligibility on Form T-1, or amendments thereto, of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or Incorporated Documents or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to DTC Book-Entry System that are based solely on information contained in published reports of the DTC.

(d)           As of its date, at the Applicable Time and on the date of its filing, if applicable, the Pricing Prospectus and each Issuer Free Writing Prospectus (other than the Pricing Term Sheet), considered together, did not include any untrue statement of a material fact or when considered together, did not, does not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that (i) the principal amount of the Bonds, the tranches, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives, the Expected Amortization Schedule and the Expected Sinking Fund Schedule described in the Pricing Prospectus were subject to change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions for each tranche was not included in the Pricing Prospectus).  The Pricing Package, at the Applicable Time, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.  The two preceding sentences do not apply to statements in or omissions from the Pricing Prospectus, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.  APCo represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed on Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433, including timely Commission filing where required, legending and record keeping.

(e)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or APCo notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or, when considered together with the Pricing Prospectus, omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) APCo or the Issuer has promptly notified or will promptly notify the Representatives and (ii) APCo or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(f)           APCo has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as set forth in or contemplated by the Pricing Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property or financial condition of APCo and its subsidiaries considered as a whole, and has all requisite power and authority to sell CRR Property as described in the Pricing Prospectus and to execute, deliver and otherwise perform its obligation under any Issuer Document to which it is a party.  APCo is the beneficial owner of all of the limited liability company interests of the Issuer.

(g)           APCo has no significant subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.

(h)           The transfer by APCo of all of its rights and interests under the Financing Order relating to the Bonds to the Issuer and the consummation of the transactions herein contemplated by APCo, and the fulfillment of the terms hereof on the part of APCo to be fulfilled, will not result in a breach of any of the terms or provisions of, or constitute a default under, APCo’s articles of incorporation or bylaws (collectively, the “APCo Charter Documents”), or in a material breach of any of the terms of, or constitute a material default under, any indenture, mortgage, deed of trust or other agreement or instrument to which APCo is now a party.

(i)           This Underwriting Agreement has been duly authorized, executed and delivered by APCo, which has the necessary corporate power and authority to execute, deliver and perform its obligations under this Underwriting Agreement.

(j)           APCo (i) is not in violation of the APCo Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of APCo and its subsidiaries considered as a whole, or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, property or financial condition of APCo and its subsidiaries considered as a whole.

(k)           Except as set forth or contemplated in the Pricing Prospectus, there is no litigation or governmental proceeding to which APCo or any of its subsidiaries is a party or to which any property of APCo or any of its subsidiaries is subject or which is pending or, to the knowledge of APCo, threatened against APCo or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, result in a material adverse effect on the Issuer’s business, property, or financial condition or on APCo’s ability to perform its obligations under the Sale Agreement, the Administration Agreement and the Servicing Agreement.

(l)           Other than the filing of the issuance advice letter and non-action on the part of the PSCWV contemplated by Ordering Section B of the Financing Order, no approval, authorization, consent or order of any public board or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which APCo makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(m)           APCo is not and after giving effect to the sale and issuance of the Bonds, neither APCo or the Issuer will be, an “investment company” within the meaning of the 1940 Act.

(n)           Each of the Sale Agreement and Servicing Agreement and Administration Agreement has been duly and validly authorized by APCo, and when executed and delivered by APCo and the other parties thereto will constitute a valid and legally binding obligation of APCo, enforceable against APCo in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ or secured parties’ rights generally and by general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law, and limitations on enforceability of rights to indemnification by federal or state securities laws or regulations or by public policy.

(o)           There are no West Virginia transfer taxes related to the transfer of the CRR Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Underwriting Agreement required to be paid at or prior to the Closing Date by APCo or the Issuer.

(p)           The nationally recognized accounting firm referenced in Section 3(o) and 9(u) is a firm of independent public accountants with respect to APCo as required by the Securities Act and the rules and regulations of the Commission thereunder.

(q)           APCo, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(r)           APCo will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(s)           APCo is not party to any accounts receivable sale or financing transactions for the sale or financing of receivables generated by its West Virginia electric distribution business.

5.           Investor Communications.

(a)           Issuer and APCo each represents and agrees that, unless it has obtained or obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it has obtained or obtains the prior consent of the Issuer and APCo and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” required to be filed by the Issuer or APCo, as applicable, with the Commission or retained by the Issuer or APCo, as applicable, under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Term Sheets and each other Free Writing Prospectus identified in Schedule III hereto.

(b)           APCo and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”),

containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final pricing terms have been established for all classes of the offering of the Bonds.  The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(c)           Each Underwriter may provide to investors one or more of the Free Writing Prospectuses, including the preliminary term sheet, as filed by the Issuer with the Commission on November 1, 2013 and the Pricing Term Sheet (collectively, the “Term Sheets”), subject to the following conditions:

(i)           Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person in connection with the initial offering of the Bonds, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act, (iii) constitutes “ABS informational and computational information” as defined in Item 1101 of Regulation AB, (iv)  is an Issuer Free Writing Prospectus listed on Schedule III hereto or (v) is an Underwriter Free Writing Prospectus (as defined below).  “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by APCo or the Issuer pursuant to Rule 433 and that contains information substantially the same as the information contained in the Pricing Prospectus or Pricing Term Sheet (including, without limitation, (i) the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of access to the roadshow, ERISA eligibility, legal investment status and payment window of one or more classes of Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(ii)           Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and Term Sheets, including but not limited to Rules 164 and 433 under the Securities Act.

(iii)           All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll free at 1-866-718-1649.

The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

(iv)           Each Underwriter covenants with the Issuer and APCo that after the Final Prospectus is available such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the SEC website at www.sec.gov.

(v)           Each Underwriter covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information”, including information with respect to APCo, as defined in Rule 433(h)(2) or (y) the information in the Pricing Package, the liability arising from its use of such additional information shall be the sole responsibility of the Underwriter using such Underwriting Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance by APCo; provided, however, that, for the avoidance of doubt, this clause (v) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof.

6.           Purchase and Sale.  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Issuer shall sell to each of the Underwriters, and each Underwriter shall purchase from the Issuer, at the time and place herein specified, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Bonds set forth opposite such Underwriter’s name in Schedule II hereto.  The Underwriters agree to make a public offering of the Bonds.  The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $1,521,200.

7.           Time and Place of Closing.  Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives.  The hour and date of such delivery and payment are herein called the “Closing Date”.  The Bonds shall be delivered to DTC or to U.S. Bank National Association, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives.  The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall immediately give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority  (“FINRA”) (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase.  If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.  If in the event of such a default no non-defaulting Underwriter shall give such notice, then this Underwriting Agreement may be terminated by the Issuer, upon like notice given to the non-defaulting Underwriters, within a further period of 24 hours.  If in such case the Issuer shall not elect to terminate this Underwriting Agreement it shall have the right, irrespective of such default:

(a)           to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to one-ninth (1/9) of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(b)           to procure one or more persons, reasonably acceptable to the Representatives, who are members of the FINRA (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (a) and/or (b) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 7, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or APCo under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.  Termination of this Underwriting Agreement pursuant to Section 7 shall be without any liability on the part of the Issuer, APCo or any non-defaulting Underwriter, except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

8.           Covenants.

(a)           Covenants of the Issuer.  The Issuer covenants and agrees with the several Underwriters that:

(i)           The Issuer will upon request promptly deliver to the Representatives and Counsel to the Underwriters a conformed copy of the Registration Statement, certified by an officer of the Issuer to be in the form as originally filed, including all Incorporated Documents and exhibits and all amendments thereto.

(ii)           The Issuer will deliver to the Underwriters, as soon as practicable after the date hereof, as many copies of the Pricing Prospectus and Final Prospectus as they may reasonably request.

(iii)           The Issuer will cause or has caused the Final Prospectus to be filed with the Commission pursuant to Rule 424 as soon as practicable and will advise the Underwriters of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceeding therefor of which Issuer shall have received notice.  The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.  The Issuer has complied and will comply with Rule 433 under the Securities Act in connection with the offering of the Bonds.

(iv)           If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting the Issuer, the Bonds or the CRR Property or of which the Issuer shall be advised in writing by the Representatives shall occur that in the Issuer’s reasonable judgment after consultation with Counsel for the Underwriters (as defined below)

should be set forth in a supplement to, or an amendment of the Pricing Package or the Final Prospectus in order to make the Pricing Package or the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Issuer will, at its expense, amend or supplement the Pricing Package or the Final Prospectus by either (A) preparing and furnishing to the Underwriters at the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Pricing Package or the Final Prospectus or (B) making an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Pricing Package or the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Pricing Package or the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.  The Issuer will also fulfill its obligations set out in Section 3(e) above.

(v)           The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of the states of the United States as the Representatives may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

(vi)           The Issuer or APCo will, except as herein provided, pay or cause to be paid all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, Pricing Prospectus and Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (ii) the issuance and delivery of the Bonds as provided in Section 7 hereof (including, without limitation, reasonable fees and disbursements of Counsel for the Underwriters and all trustee, rating agency and PSCWV advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $15,000), (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Final Prospectus. If the obligation of the Underwriters to purchase the Bonds terminates in accordance with the provisions of Sections 7 (but excluding terminations arising thereunder out of an Underwriter default), 9, 10 or 12 hereof, the Issuer or APCo (i) will reimburse the Underwriters for the reasonable fees and disbursements of Counsel for the Underwriters, and (ii) will reimburse the Underwriters for their reasonable out-of-pocket expenses, such out-of pocket expenses in an aggregate amount not exceeding $200,000, incurred in contemplation of the performance of this Underwriting Agreement.  The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(vii)           During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, the Issuer will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(viii)           To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(x) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

(ix)           For a period from the date of this Underwriting Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent, such periodic reports, if any, as are required (without regard to the number of holders of Bonds to the extent permitted by and consistent with the Issuer’s obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act; provided that the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission unless permitted under applicable law and the terms of the Basic Documents.  The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in the periodic and other reports to be filed with the Commission as provided above or posted on the website associated with the Issuer’s parent, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds.  To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(x)           The Issuer and APCo will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without prior notice to the Underwriters, or to which Hunton & Williams LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to APCo and the Issuer.

(xi)           So long as any of the Bonds are outstanding, the Issuer will furnish to the Representatives, if and to the extent not posted on the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the

Commission under the Exchange Act or mailed to the Bondholders (to the extent such reports are not publicly available on the Commission’s website), (B) a copy of any filings with the PSCWV pursuant to the Financing Order including, but not limited to, any issuance advice letter or any annual, semi-annual or more frequent True-Up Adjustment filings, and (C) from time to time, any information concerning the Issuer as the Representatives may reasonably request.

(xii)           So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

(b)           Covenants of APCo.  APCo covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i)           To the extent permitted by applicable law and the agreements and instruments that bind APCo, APCo will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(ii)           APCo will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)           If, during such period of time (not exceeding nine months) after the Final Prospectus has been filed with the Commission pursuant to Rule 424 as in the opinion of Counsel for the Underwriters a prospectus covering the Bonds is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event relating to or affecting APCo, the Bonds or the CRR Property or of which APCo shall be advised in writing by the Representatives shall occur that in APCo’s reasonable judgment after consultation with Counsel for the Underwriters should be set forth in a supplement to, or an amendment of, the Final Prospectus in order to make the Final Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), APCo will cause the Issuer, at APCo’s or the Issuer’s expense, to amend or supplement the Final Prospectus, as applicable, by either (A) preparing and furnishing to the Underwriters at APCo’s or the Issuer’s expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus or (B) causing the Issuer to make an appropriate filing pursuant to Section 13 or Section 15 of the Exchange Act, which will supplement or amend the Final Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), not misleading; provided that should such event relate solely to the activities of any of the Underwriters, then such Underwriters shall assume the expense of preparing and furnishing any such amendment or supplement.  APCo will also fulfill its obligations set out in Section 4(d).

(iv)           During the period from the date of this Underwriting Agreement to the date that is five days after the Closing Date, APCo will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities (other than the Bonds).

(v)           APCo will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Prospectus.

(vi)           As soon as practicable, but not later than 16 months, after the date hereof, the APCo will make generally available (by posting on its website or otherwise) to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(vii)           To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(x) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by APCo on or after the Closing Date, APCo shall furnish such documents and take such other actions.

(viii)           The initial CRR Charge will be calculated in accordance with the Financing Order.

(ix)           So long as the Bonds are rated by a Rating Agency, APCo, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 13 hereof.

9.           Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and APCo contained in this Underwriting Agreement, on the part of APCo contained in Article III of the Sale Agreement, and on the part of APCo contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and APCo made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and APCo of their obligations hereunder, and to the following additional conditions:

(a)           The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 no later than the second business day following the date it is first used after effectiveness in connection with the sale of the Bonds.  In addition, all material required to be filed by the Issuer or APCo pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or APCo shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

(b)           No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of APCo and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of APCo or the Issuer, as the case may be, threatened by, the Commission.

(c)           Hunton & Williams LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Closing Date, with respect to the issuance and sale of the Bonds, the Indenture, the other Issuer Documents, the Registration Statement and other related matters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d)           Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (d) hereto), dated the Closing Date, regarding the authority to file a voluntary bankruptcy petition.

(e)           Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (e) hereto), dated the Closing Date, regarding certain Delaware Uniform Commercial Code matters.

(f)           Sidley Austin LLP, counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (f) hereto), dated the Closing Date, regarding certain aspects of the transactions contemplated by the Issuer Documents, including the Indenture and the Trustee’s security interest under the Uniform Commercial Code.

(g)           Sidley Austin LLP, counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (g) hereto), dated the Closing Date, regarding negative assurances and other corporate matters.

(h)           Sidley Austin LLP, counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (h) hereto), dated the Closing Date, i) to the effect that a court sitting in bankruptcy would not order the substantive consolidation of the assets and liabilities of the Issuer with those of APCo in connection with a bankruptcy, reorganization or other insolvency proceeding involving APCo, ii) that if APCo were to become a debtor in such insolvency proceeding, such court would hold that the CRR Property is not property of the estate of APCo and iii) regarding bankruptcy and corporate governance matters.

(i)           Jackson Kelly PLLC, counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (i) hereto), dated the Closing Date, regarding certain West Virginia constitutional matters relating to the CRR Property.

(j)           Sidley Austin LLP, counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (j) hereto), dated the Closing Date, regarding certain federal tax matters.

(k)           Woods Rogers PLC, Virginia Counsel for APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (k) hereto), dated the Closing Date, with respect to additional corporate matters and UCC matters.

(l)           Jackson Kelly PLLC, counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (l) hereto), dated the Closing Date, with respect to the characterization of the transfer of the CRR Property by APCo to the Issuer as a “true sale” for West Virginia law purposes.

(m)           Sidley Austin LLP, counsel for the Issuer and APCo, shall have furnished to the Representatives its written respective opinions (substantially in the form attached as Annex I (m) hereto), dated the Closing Date, regarding certain federal constitutional matters relating to the CRR Property.

(n)           Dorsey & Whitney LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinions (each substantially in the form attached as Annex I (n) hereto), dated the Closing Date, regarding certain matters relating to the Indenture Trustee.

(o)           Robinson & McElwee, PLLC, counsel for APCo and the Issuer, shall have furnished to the representatives their opinion (substantially in the form attached as Annex I (o) hereto), dated the Closing Date, regarding certain West Virginia regulatory issues.

(p)           Jackson Kelly PLLC, counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (p) hereto), dated the Closing Date, regarding enforceability and certain West Virginia perfection and priority issues.

(q)           Sidley Austin LLP, counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as

Annex I (q) hereto), dated the Closing Date, regarding certain bankruptcy matters relating to the Issuer.

(r)           Richards, Layton & Finger, P.A., counsel for the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (r) hereto), dated the Closing Date, regarding certain matters of Delaware law.

(s)           Jackson Kelly PLLC, counsel to the Issuer and APCo, shall have furnished to the Representatives their written opinion (substantially in the form attached as Annex I (s) hereto), dated the Closing Date, regarding certain West Virginia tax matters.

(t)           Thomas G. Berkemeyer, Esq., Associate General Counsel and employee of American Electric Power Service Corporation (or other in-house counsel), shall have furnished to the Representatives his written opinion (substantially in the form attached as Annex I (t) hereto), dated the Closing Date, regarding certain additional matters.

(u)           On or before the date of this Underwriting Agreement and on or before the Closing Date, a nationally recognized accounting firm reasonably acceptable to the Representatives shall have furnished to the Representatives one or more reports regarding certain calculations and computations relating to the Bonds, in form or substance reasonably satisfactory to the Representatives, in each case in respect of which the Representatives shall have made specific requests therefor and shall have provided acknowledgment or similar letters to such firm reasonably necessary in order for such firm to issue such reports.

(v)           The LLC Agreement, the Administration Agreement, the Sale Agreement, the Servicing Agreement and the Indenture and any amendment or supplement to any of the foregoing shall have been executed and delivered.

(w)           Since the respective dates as of which information is given in each of the Registration Statement and in the Pricing Prospectus and as of the Closing Date there shall have been no (i) material adverse change in the business, property or financial condition of APCo and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or of the Issuer or (ii) adverse development concerning the business or assets of APCo and its subsidiaries, taken as a whole, or of the Issuer which would be reasonably likely to result in a material adverse change in the prospective business, property or financial condition of APCo and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, or the of Issuer or (iii) development which would be reasonably likely to result in a material adverse change, in the CRR Property, the Bonds or the Financing Order.

(x)           At the Closing Date, (i) the Bonds shall be rated at least the ratings set forth in the Pricing Term Sheet by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), respectively, and the Issuer shall have delivered to the Underwriters a letter from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Bonds have such ratings, and (ii) neither  Moody’s nor S&P shall have, since the date of this Underwriting Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(y)           The Issuer and APCo shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of APCo and the Issuer, reasonably satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Issuer and APCo herein, in the Sale Agreement, Servicing Agreement and the Indenture at and as of the Closing Date, as to the performance by the Issuer and APCo of all of their obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (b) and (y) of this Section and as to such other matters as the Representatives may reasonably request.

(z)           The final issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the PSCWV and the period during which the PSCWV may issue a disapproval letter shall have expired without the issuance thereof.

(aa)           On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the West Virginia Securitization Law (W. Va. Code § 24-2-4f), the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite notices in the office of the Secretary of State of the State of West Virginia, the Secretary of State of the State of Delaware and the State Corporation Commission of the Commonwealth of Virginia.

(bb)           On or prior to the Closing Date, APCo shall have funded the capital subaccount of the Issuer with cash in an amount equal to $1,901,500.

(cc)           The Issuer and APCo shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to the Closing Date.  Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (x) include the Underwriters as addressees or (y) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10.           Conditions of Issuer’s Obligations.  The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the condition set forth in Section 9(z) shall have been satisfied.  In case these conditions shall not have been fulfilled, this Underwriting Agreement may be terminated by the Issuer upon notice thereof to the Underwriters.  Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

11.           Indemnification and Contribution.

(a)           APCo and the Issuer, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, each Underwriter’s officers and directors and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or Exchange Act or any other statute or common law and shall reimburse each such Underwriter and controlling person for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Prospectus, each Issuer Free Writing Prospectus, the Pricing Package, the Final Prospectus or, in each case, any amendment or supplement thereto, collectively, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) any information prepared by or on behalf of APCo or the Issuer and provided to the Underwriters; provided, however, that the indemnity agreement contained in this Section 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, in each case if such statement or omission was made in reliance upon and in conformity with any Underwriter Information (as defined in Section 11(b) hereof), or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Indenture Trustee with respect to any indenture qualified pursuant to the Registration Statement; provided, further that the indemnity agreement contained in this Section 11 shall not inure to the benefit of any Underwriter (or of any officer or director of such Underwriter or of any person controlling such Underwriter within the meaning of Section 15 of the Securities Act) on account of any such losses, claims, damages, liabilities, expenses or actions, joint or several, arising from the sale of the Bonds to any person to whom such Underwriter has sold Bonds if a copy of the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto shall have been furnished to the

Underwriters reasonably prior to the time of the sale involved) (exclusive of the Incorporated Documents) shall, if then available and not yet filed with the Commission pursuant to Rule 424, not have been given or sent to such person by or on behalf of such Underwriter at the time of or prior to the sale of the Bonds to such person unless the alleged omission or alleged untrue statement was not corrected in the Pricing Prospectus (including any amendment or supplement thereto if any amendments or supplements thereto have been furnished to the Underwriters reasonably prior to the time of the sale involved) at the time of such sale.  The indemnity agreement of APCo and Issuer contained in this Section 11 and the representations and warranties of the Issuer and APCo contained in Sections 3 and 4 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of any Underwriter, its officers or its directors or any such controlling person, and shall survive the delivery of the Bonds.

(b)           Each Underwriter shall severally and not jointly indemnify, defend and hold harmless APCo and the Issuer, each of APCo’s and Issuer’s respective officers, directors, and managers, and each person who controls the Issuer or APCo within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any reasonable legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) as and when incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with the Underwriter Information or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, each Issuer Free Writing Prospectus, the Pricing Package, collectively, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; if such statement or omission was made in reliance upon and in conformity with the Underwriter Information.  The only such information furnished to APCo by the Underwriters in writing expressly for use in such foregoing documents is set forth in Schedule IV hereto (the “Underwriter Information”).  The indemnity agreement of the respective Underwriters contained in this Section 11 and the representations and warranties of the Underwriters contained in Sections 5 and 13 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement or of any investigation made by or on behalf of APCo or the Issuer, their directors, managers or officers, any such Underwriter, or any such controlling person, and shall survive the delivery of the Bonds.

(c)           APCo, the Issuer and the several Underwriters each shall, upon the receipt of notice of the commencement of any action against it or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought under (a) or (b) above, but the failure to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability hereunder to the extent such indemnifying party or parties is/are not materially prejudiced as a result of such failure to notify and in any event shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement.  In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying party will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, whose reasonable fees and expenses shall be paid by such indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action).  Each of APCo, Issuer and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Underwriting Agreement, unless such settlement, compromise or consent (i) includes an unconditional release of such other party from all liability arising out of such claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other party.

(d)           If the indemnification provided for in subparagraph (a) or (b) above shall be unavailable to or insufficient to hold harmless an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in subparagraph (a) or (b) above shall be unavailable or insufficient, in such proportion as shall be appropriate to reflect (i) the relative benefits received by APCo and the Issuer on the one hand and the Underwriters on the other hand from the offering of the Bonds pursuant to this Underwriting Agreement or (ii) if an allocation solely on the basis provided by clause (i) is not permitted by applicable law or is inequitable or against public policy, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party not guilty of such fraudulent misrepresentation.  Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or the indemnified party and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  APCo, the Issuer and each of the Underwriters agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total underwriting discount and commissions received by it, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  The obligations of each Underwriter to contribute pursuant to this Section 11 are several and not joint and shall be in the same proportion as such Underwriter’s obligation to underwrite Bonds is to the total number of Bonds set forth in Schedule II hereto.

12.           Termination.  This Underwriting Agreement may be terminated, at any time prior to the Closing Date with respect to the Bonds by the Representatives by written notice to the Issuer if after the date hereof and at or prior to the Closing Date (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange (“NYSE”) or there shall have been established by the NYSE, or by the Commission any general limitation on prices for such trading or any general restrictions on the distribution of securities, or a general banking moratorium declared by New York or federal authorities or (b) there shall have occurred any (i) material outbreak of hostilities (including, without limitation, an act of terrorism) or (ii) declaration by the United States of war or national or international calamity or crisis, including, but not limited to, a material escalation of hostilities that existed prior to the date of this Underwriting Agreement or (iii) material adverse change in the financial markets in the United States, and the effect of any such event specified in clause (a) or (b) above on the financial markets of the United States shall be such as to materially and adversely affect, in the reasonable judgment of the Representatives, their ability to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Final Prospectus.  Any termination hereof pursuant to this Section 12 shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(vi) and 11 hereof.

13.           Representations, Warranties and Covenants of the Underwriters.  The Underwriters, severally and not jointly,  represent, warrant and agree with the Issuer and APCo that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or APCo, the Representatives (x) have not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or APCo advises the Underwriters that such Rating Information is posted to the Issuer’s website maintained by the Issuer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency, and (y) have not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or APCo.  For purposes of this Section 13, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds.

14.           Absence of Fiduciary Relationship.  Each of the Issuer and APCo acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuer and APCo with respect to the offering of the Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or APCo.  Additionally, none of the Underwriters is advising the Issuer or APCo as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Issuer and APCo shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuer or APCo with respect thereto.  Any review by the Underwriters of the Issuer or APCo, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuer or APCo.

15.           Notices.  All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to it at the address specified in Schedule I hereto; and if sent to the Issuer, to it at 707 Virginia East, Suite 1000, Charleston, West Virginia, 25327, Attention: Manager; and if sent to APCo, to it at 1 Riverside Plaza, Columbus, Ohio 43215, Attention: Treasurer.  The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

16.           Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

17.           Applicable Law.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

18.           Counterparts.  This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

19.           Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, APCo and the Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among APCo, the Issuer and the several Underwriters.

Very truly yours,

APPALACHIAN POWER COMPANY

By:	/s/ Renee V. Hawkins

Name: Renee V. Hawkins
Title: Assistant Treasurer

APPALACHIAN CONSUMER RATE RELIEF FUNDING LLC

By:	/s/ Renee V. Hawkins

Name: Renee V. Hawkins
Title: Assistant Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the
Representatives on behalf of the Underwriters as of the date specified in Schedule I hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Val Kay

Name: Val Kay
Title: Managing Director

RBS SECURITIES INC.

By:	/s/ Carl Spalding

Name: Carl Spalding
Title: Director

SCHEDULE I

Underwriting Agreement dated November 6, 2013

Registration Statement Nos. 333-191392 and 333-191392-01

Representatives: Morgan Stanley & Co. LLC and RBS Securities Inc.

c/o Morgan Stanley & Co. LLC

Address:	1585 Broadway
New York, New York 10036

Attention:	Patrick Collins

Title, Purchase Price and Description of Bonds:

Title:	Appalachian Consumer Rate Relief Funding LLC Senior Secured Consumer Rate Relief Bonds

	Total Principal Amount of Tranche	Bond Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer

Per Tranche A-1 Bond	$215,800,000	2.0076%	99.99983%	0.40%	$214,936,433
Per Tranche A-2 Bond	$164,500,000	3.7722%	99.98964%	0.40%	$163,824,958

Total	$380,300,000				$378,761,391

Original Issue Discount (if any): $17,409.06

Redemption provisions:    None

Other provisions:    None

Closing Date, Time and Location:
November 15, 2013, 10:00 a.m.; offices of Sidley Austin LLP; One South Dearborn Street, Chicago, Illinois 60603 and simultaneously in the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166

I-1

SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	Tranche A-1	Tranche A-2	Total
Morgan Stanley & Co. LLC	$109,001,000	$83,093,000	$192,094,000
RBS Securities Inc.	85,241,000	64,976,000	150,217,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	7,186,000	5,477,000	12,663,000
PNC Capital Markets LLC	7,186,000	5,477,000	12,663,000
Wells Fargo Securities, LLC	7,186,000	5,477,000	12,663,000

Total	$215,800,000	$164,500,000	$380,300,000

II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses

A.	Free Writing Prospectuses not required to be filed

Electronic Road Show

B.	Free Writing Prospectuses required to be filed pursuant to Rule 433

Preliminary Term Sheet

Pricing Term Sheet, dated November 6, 2013

III-1

SCHEDULE IV

Descriptive List of Underwriter Provided Information

A.	Pricing Prospectus

(a)           under the heading “UNDERWRITING THE BONDS” in the Preliminary Prospectus Supplement: (i) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”; (ii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the Bonds” (except the last sentence thereof); and (iii) the second sentence of the second full paragraph and the last sentence of the fourth full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the Bonds”; and (b) under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE CONSUMER RATE RELIEF BONDS” in the Prospectus, the first sentence under the caption “The Absence of a Secondary Market for a Series of Consumer Rate Relief Bonds Might Limit Your Ability to Resell Your Consumer Rate Relief Bonds of Such Series.”

B.	Final Prospectus

(a)           the first sentence and the fourth sentence of the last full paragraph on the cover page of the Prospectus Supplement; (b) under the heading “UNDERWRITING THE BONDS” in the Prospectus Supplement: (i) the entire two paragraphs under the caption “The Underwriters’ Sales Price for the Bonds”; (ii) the third sentence under the caption “No Assurance as to Resale Price or Resale Liquidity for the Bonds”; (iii) the entire first full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the Bonds” (except the last sentence thereof); and (iv) the second sentence of the second full paragraph and the last sentence of the fourth full paragraph under the caption “Various Types of Underwriter Transactions Which May Affect the Price of the Bonds”; and (c) under the heading “OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE CONSUMER RATE RELIEF BONDS” in the Prospectus, the first sentence under the caption “The Absence of a Secondary Market for a Series of Consumer Rate Relief Bonds Might Limit Your Ability to Resell Your Consumer Rate Relief Bonds of Such Series.”

IV-1

Annex I (d)

Richards, Layton & Finger, P.A., Delaware Counsel for the Issuer

A federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Issuer.

Annex I (d) 1

Annex I (e)

Richards, Layton & Finger, P.A., Delaware Counsel for the Issuer

1.           The Financing Statement is in an appropriate form for filing in the State of Delaware under Sections 9-502(a) and 9-516 of the Delaware UCC (as hereinafter defined) and has been duly filed in the appropriate filing office in the State of Delaware and the fees and document taxes, if any, payable in connection with the said filing of the Financing Statement have been paid in full.

2.           Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of  laws principles), the Trustee has a perfected security interest in the Issuer’s rights in that portion  of the CRR Bond Collateral that may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC), and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the Delaware UCC.  Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the Division is the appropriate place to file a financing statement to perfect a security interest except for as-extracted collateral or timber to be cut (as described in Section 9-501(a)(1)(A) of the Delaware UCC) or fixture filings where the collateral is goods that are or are to become fixtures (as described in Section 9-501(a)(1)(B) of the Delaware UCC).

3.           The Search Report sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file with the Division financing statements against the Issuer covering the Filing Collateral as of the Effective Time.  The Search Report identifies no secured party who has on file with the Division a currently effective financing statement naming the Issuer as debtor and describing the Filing Collateral prior to the Effective Time.

4.           Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the provisions of the Indenture are sufficient to constitute authorization by the Issuer of the filing of the Financing Statement for purposes of Section 9-509 of the Delaware UCC.

5.           Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), for purposes of the Delaware UCC, the Issuer is a “registered organization” (as defined in Section 9-102(a)(70) of the Delaware UCC).

Annex I (e) 1

Annex I (f)

Sidley Austin LLP, Counsel to the Issuer and APCo – Opinion also delivered pursuant to Section 2.10(3) of the Indenture

This letter is delivered pursuant to the requirements of clauses (3) and (9) of Section 2.10 of the Indenture and Section 9(f) of the Underwriting Agreement.  Subject to the foregoing and to the limitations, qualifications and assumptions hereinafter set forth, this will advise you that, in the opinion of the undersigned:

1.           The Indenture has been duly qualified under the Trust Indenture Act and no qualification of the Series Supplement is necessary under the Trust Indenture Act.

2.           All instruments furnished to the Indenture Trustee pursuant to the Indenture and Series Supplement conform to the requirements set forth in the Indenture and Series Supplement and constitute all of the documents required to be delivered under the Indenture and Series Supplement for the Indenture Trustee to authenticate and deliver the Bonds.  All conditions precedent provided for in the Indenture for the execution of the Series Supplement and by the Indenture and the Series Supplement relating to the authentication and delivery of the Bonds have been complied with.

3.           The Bonds have been duly executed and delivered by the Issuer and, when duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered against payment of the purchase price therefor, as provided in the Underwriting Agreement, the Bonds will constitute legal, valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture and the Series Supplement and the Bonds will be enforceable against the Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.           Each of the Indenture, the Series Supplement, the Administration Agreement, the Underwriting Agreement and the Servicing Agreement has been duly authorized, executed and delivered by the Issuer.  Each of the Indenture, the Series Supplement, the Administration Agreement and the Servicing Agreement is a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Assuming that each of the Administration Agreement and the Servicing Agreement has been duly authorized, executed and delivered by APCo, each such Agreement is a legal, valid and binding agreement of APCo, enforceable against APCo in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement

Annex I (f) 1

of creditors’ rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.           (a)           With respect to the Collateral, upon the giving of value by the holders of the Bonds to the Issuer with respect to such Collateral, the Indenture, together with the Series Supplement, creates in favor of the Indenture Trustee for the benefit of the Secured Parties a valid security interest under Article 9 of the NY UCC in such Collateral (to the extent such Collateral is of a type in which a security interest can be created under Article 9 of the NY UCC) to secure the payment of the secured Obligations.  Assuming that the collateral described in the Financing Statement is Collateral pursuant to the Indenture, then insofar as Section 9-509 of the NY UCC is applicable, the Indenture Trustee is authorized to file the Financing Statement.

(b)         Under Section 9-305(a)(3) of the NY UCC, the local law of the Securities Intermediary’s jurisdiction as specified in Section 8-110(e) of the NY UCC governs perfection, the effect of perfection or nonperfection and priority of a security interest in the Securities Account and Security Entitlements.  Under the Indenture, for purposes of Section 8-110(e) of the NY UCC, the jurisdiction of the Securities Intermediary is the State of New York.

(c)         To the extent that the Collection Account is a Securities Account, the provisions of the Indenture are effective to perfect by control the security interest of the Indenture Trustee, for the benefit of the Secured Parties, in the Collection Account and the Security Entitlements with respect to the Financial Assets credited to the Collection Account and, subject to and to the extent provided in Section 9-315 of the NY UCC and the Federal Book-Entry Regulations, identifiable cash proceeds thereof.  Such security interest will have priority over any security interest held by a secured party perfected by a means other than control.

(d)         Insofar as Article 9 of the NY UCC is applicable, (i) pursuant to Section 9-301 of the NY UCC, the law of the location of the debtor governs the perfection by the filing of a financing statement of a security interest in the Collateral (other than any Collateral consisting of fixtures subject to a fixture filing, timber to be cut, as-extracted collateral or a cooperative interest); (ii) pursuant to 9-307 of the NY UCC, a registered organization that is organized under the law of a State is deemed to be located in that State for purposes of Section 9-301; (iii) the Issuer is a “registered organization” as defined in Section 9-102(a)(70) of the NY UCC organized in the State of Delaware; and (iv) therefore, the law of the State of Delaware governs the perfection by the filing of a financing statement of a security interest in the Collateral (other than any Collateral consisting of fixtures subject to a fixture filing, timber to be cut, as-extracted collateral or a cooperative interest).

6.           The Registration Statement governing the Bonds has become effective under the Securities Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the SEC.

7.           Neither the Issuer nor APCo is now, and, assuming that the Issuer uses the net proceeds of the sale of the Bonds for the purpose of acquiring CRR Property in accordance with the terms of the Sale Agreement following the sale of the Bonds to the Underwriters pursuant to

Annex I (f) 2

the Underwriting Agreement, neither the Issuer nor APCo will be required to be registered under the Investment Company Act of 1940, as amended.

8.           No authorization, approval or consent of any federal governmental body or bodies having jurisdiction in the premises is required for the valid issuance, authentication and delivery of the Bonds and for the valid execution and delivery by the Issuer of each of the Basic Documents except for such authorizations, approvals or consents of federal governmental bodies that have been obtained.

9.           No consent, approval, authorization or other order of, or filing or registration with, any New York State or federal governmental regulatory body under any Applicable Laws, other than those already obtained or made, is required for the consummation by APCo and the Issuer of the transactions contemplated by the Basic Documents and the Underwriting Agreement or in connection with the execution, delivery and performance by the APCo or the Issuer of the Basic Documents to which it is a party and the Underwriting Agreement.

10.           The issue and sale of the Bonds by the Issuer, the execution and delivery by the Issuer of each of the Basic Documents and the Underwriting Agreement and the performance by the Issuer of its obligations under each of the foregoing, each in accordance with its terms, will not (A) result in the breach or violation of, or constitute a default under, to our knowledge, any indenture, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party to or by which it is bound or to which its property is subject, or (B) result in a violation of any provision of any Applicable Laws or, to our knowledge, any judgment, decree or order of any New York State or federal governmental body or agency or court specifically directed to the Issuer, in any manner which, in the case of this clause (B), would have a material adverse effect on the business of the Issuer or the transactions contemplated by the Underwriting Agreement and the Basic Documents.

11.           The execution and delivery by APCo of, and performance by APCo of its obligations under, each of the Basic Documents to which APCo is a party and the Underwriting Agreement, each in accordance with its terms, will not result in a violation of any provision of any Applicable Laws or, to our knowledge, any judgment, decree or order of any New York State or federal governmental body or agency or court specifically directed to APCo, in any manner that would have a material adverse effect on the business of APCo or the transactions contemplated by the Underwriting Agreement and the Basic Documents.

Annex I (f) 3

Annex I (g)

Sidley Austin LLP, Special Counsel to APCo and the Issuer

1.           The Bonds conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus, and the statements set forth in the Preliminary Prospectus and the Prospectus under the headings “Appalachian Consumer Rate Relief Funding LLC, The Issuing Entity,” “Description of the Consumer Rate Relief Bonds,” “The Sale Agreement,” “The Servicing Agreement” and “Security for the Consumer Rate Relief Bonds,” to the extent such statements purport to describe certain provisions of the LLC Agreement, the Sale Agreement, the Servicing Agreement or the Indenture, accurately describe such provisions in all material respects.

2.           The statements set forth in the Preliminary Prospectus and the Prospectus under the headings “Prospectus Summary – ERISA Considerations,” “Risk Factors – Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer,” “How A Bankruptcy May Affect Your Investment,” and “ERISA Considerations,” to the extent such statements purport to describe certain provisions of federal statutes and regulations, accurately describes such provisions in all material respects.

3.           The statements set forth in the Preliminary Prospectus and the Prospectus under the headings, “The Recovery Act – APCo and Other Utilities May Securitize Consumer Rate Relief Costs1,” to the extent such statements purport to describe certain provisions of the federal statutes and regulations or the statutes and regulations of the State of West Virginia, accurately describe such provisions in all material respects.

4.           The statements set forth in the Preliminary Prospectus and the Prospectus under the sections captioned “Prospectus Summary – Federal Income Tax Status” and “Material U.S. Federal Income Tax Consequences,” to the extent that such statements purport to describe matters of United States federal income tax law and regulations, or legal conclusions with respect thereto, accurately describe such matters in all material respects.

5.           Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b)(without reference to Rule 424(b)(8) of the 1933 Act Regulations) has been made in the manner and within the time period required by Rule 424(b).

6.           The Registration Statement is effective under the 1933 Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending by the Commission.

1 Provided, however, that we express no opinion on the section therein captioned “Constitutional Matters” as to which we refer you to (i) our opinion, dated as of even date herewith and (ii) the opinion of Jackson Kelly PLLC, dated as of even date herewith, in each case addressing the issues arising under the United States and West Virginia constitutions as described therein.

Annex I (g) 1

7.           The Registration Statement, as of the date it first was declared effective, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects relevant to the offering of the Bonds to the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion with respect to (A) financial statements and schedules and other financial or statistical data included or incorporated by reference therein, (B) the Incorporated Documents and (C) the trustee’s statement of eligibility on Form T 1 (the “Form T 1”).

8.           The descriptions of certain provisions of the Financing Order and the initial CRR Charges which are set forth in the Preliminary Prospectus and the Prospectus, accurately describe such provisions in all material respects.

In acting as special counsel to APCo and the Issuer in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Issuer and APCo, representatives of the independent public accountants of the Issuer and APCo, and representatives of and counsel to the Underwriters, at which conferences certain contents of the Registration Statement, the Pricing Package, the Prospectus and related matters were discussed.  Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement,  the Pricing Package, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof (except to the extent set forth in paragraphs 1, 2, 3, 4, 7 and 8 above), based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that, insofar as is relevant to the offering of the Bonds: (i) the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it was first declared effective but that is deemed, pursuant to Rule 430B(f) of the 1933 Act Regulations, to be a part of and included in the Registration Statement), at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Package, as of _:_ p.m. (New York City time) on ______ __, 2013 (the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the Prospectus, as of the date of the Prospectus Supplement, included, or as of the date hereof includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; except that in each case we express no belief and make no statement with respect to: (A) financial statements and schedules and other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement, the Pricing Package, the Prospectus or the Incorporated Documents; (B) except as set forth in paragraphs 1 and 8 above, any other information incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus; and (C) the Form T-1.

The reference above to the “Effective Date” means the earlier of the date on which the Prospectus was first used and the Applicable Time.

Annex I (g) 2

Annex I (h)

Sidley Austin LLP, Special Counsel to APCo and the Issuer concluding

(i)
under Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), if APCo were to become a debtor (a “Debtor”) (regardless of whether the Issuer is also a Debtor) a court with jurisdiction over APCo’s case (a “Court”) would not disregard the separate limited liability company existence of the Issuer so as to consolidate the Issuer’s assets and liabilities with those of APCo;

(ii)
if APCo were to become a Debtor (regardless of whether the Issuer is also a Debtor) a Court would hold that the sale of the CRR Property in the manner contemplated under the Sale Agreement constitutes a true sale or other absolute transfer of such CRR Property rather than a borrowing by APCo secured by the CRR Property, and therefore would also hold that (a) the CRR Property (including the revenues and collections thereon (the “CRR Charge Collections”) is not property of the estate of APCo under Section 541(a)(1) or 541(a)(6) of the Bankruptcy Code, and (b) Section 362(a) of the Bankruptcy Code would not apply to prevent APCo in its capacity as Servicer from paying the CRR Collections to the Issuer and its assigns; and

(iii)
a federal bankruptcy court or another federal court would hold that Delaware law (and not United States federal law) governs the determination of whether a voluntary bankruptcy petition filed on behalf of the Issuer has been duly authorized.

Annex I (h) 1

Annex I (i)

Jackson Kelly PLLC, West Virginia Counsel for the Issuer and APCo

1.           A West Virginia Court would conclude:

(a) that the State Pledge constitutes a contractual relationship between the Bondholders and the State of West Virginia; and

(b) under applicable State of West Virginia constitutional principles relating to the impairment of contracts, that the West Virginia Legislature could not enact legislation (other than a law passed by the West Virginia Legislature in the valid exercise of the state’s police power to safeguard the vital interests of its people, including preservation of community order, health, safety, morals or economic well being) that: (A) repeals the State Pledge; (B) repeals the Securitization Law; (C) impairs the value of the CRR Property; or (D) reduces, alters or impairs the collection of the CRR Charges so as to substantially impair: (i) the terms of the Indenture or the Consumer Rate Relief Bonds; or (ii) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) if such repeal, amendment or other action would prevent the payment of the Consumer Rate Relief Bonds or would substantially affect the security for the Consumer Rate Relief Bonds;

2.           A West Virginia Court would conclude that the State of West Virginia would be required to pay just compensation to the Bondholders if the State of West Virginia, including the PSCWV exercising its legislative powers, undertook an Impairment Action and created an Impairment that: (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the CRR Property or denied all economically beneficial or productive use of the CRR Property; (b) destroyed the CRR Property, other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the CRR Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investment in the Consumer Rate Relief Bonds;

3.           the Securitization Law has been duly enacted by the West Virginia Legislature in accordance with all applicable laws and is in full force and effect; ii) the effectiveness or constitutionality of the Securitization Law under the Constitution of the State of West Virginia (insofar as it relates to the Consumer Rate Relief Bonds and to the Transaction) was, to the best of our knowledge as of _____________, 2013, not the subject of any pending appeal or litigation (although we cannot assure you that a lawsuit challenging the validity of the Securitization Law will not be filed in the future or that, if filed, will not be successful); and iii) if the constitutionality of the Securitization Law were challenged, a West Virginia Court applying West Virginia substantive law would conclude under applicable State of West Virginia constitutional principles that the Securitization Law is constitutional;

4.           the voters of West Virginia could not through direct voter initiative or referendum perform any action that would have the same effect as an Impairment Action; and

5.           once a West Virginia Court has declared an Impairment Action invalid, the decision whether to grant Bondholders a permanent injunction preventing state officials from enforcing the invalid Impairment Action will depend on Bondholders showing some right or injury not adequately remediable at law.  We believe that if such showing can be made, then a West Virginia Court would grant Bondholders a permanent injunction.

Annex I (i) 1

Annex I (j)

Sidley Austin LLP, Special Counsel to the Issuer and APCo

*           *           *           *

Based on Rev. Proc. 2005-62, 2005-2 C.B. 507 and APCo the assumptions and representations set forth in the Prospectus, the Prospectus Supplement and the Basic Documents, we are of the opinion that for federal income tax purposes (i) APCo will not be treated as recognizing gross income upon the issuance of the APCo Bonds, (ii) the Issuer will not be subject to federal income tax as an entity separate from APCo (the Issuer’s sole member) and (iii) the Bonds will constitute the indebtedness of APCo.

Annex I (j) 1

Annex I (k)

Woods Rogers PLC, Virginia Counsel for APCo

Opinions

1.           APCo is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Virginia, and has the corporate authority to carry on the public utility business in which it is engaged in the Commonwealth of Virginia.

2.           The execution, delivery and performance of the Agreements (for purposes of this Annex I (k), the term, “Agreements” shall mean the Sale Agreement, the Servicing Agreement, the Administration Agreement, the LLC Agreement and the Underwriting Agrement) are within the corporate powers of APCo.  The Agreements have each been duly authorized by all necessary corporate action on the part of APCo and each has been duly executed and delivered by APCo.

3.           The execution and delivery by APCo of the Agreements, and the performance by APCo of its obligations under the Agreements, will not conflict with the Restated Articles of Incorporation or By-laws of APCo.

4.           Pursuant to the Order Granting Approval and Limited Exemption issued on February 11, 2013, by the Virginia State Corporation Commission (the “SCC”) in Case No. PUE-2012-00133, the SCC has authorized, to the extent, in our opinion, that such authorization is necessary, APCo’s execution and delivery of, and performance under, the Agreements.  No further authorization, approval or consent of any Virginia governmental body or agency not already obtained is required for APCo’s execution and delivery of, or performance under, the Agreements.

5.           The execution and delivery by APCo of, and performance by APCo of its obligations under, each of the Agreements, each in accordance with its terms, will not result in a violation of any provision of any applicable Virginia law or, to our knowledge, any judgment, decree or order of any Virginia governmental body or agency or court specifically directed to APCo, in any manner that would have a material adverse effect on the business of APCo or the transactions contemplated by the Agreements.

6.           If and to the extent that (a) Title 8.9A of the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Virginia (the “Virginia UCC”) is applicable to the Sale Agreement, (b) the Sale Agreement creates a valid security interest under Title 8.9A of the Virginia UCC in the CRR Property in favor of the Issuer (and in the Indenture Trustee as assignee of the Issuer) as beneficiary (the “Security Interest”), (c) APCo has rights in the CRR Property within the meaning of Title 8.9A of the Virginia UCC, and (d) the CRR Property constitutes or includes property in which perfection of a security interest is accomplished by filing a financing statement with the Filing Office, the Financing Statement, when filed with the Filing Office, will be sufficient to perfect the Indenture Trustee’s security interest in the CRR Property.  The search report identifies no secured party with a perfected security interest covering the CRR Property that would take priority over the Security Interest, except for the secured party or parties identified in Attachment 2 to this opinion.  We express no opinion as to the nature or extent of the rights of APCo or the Issuer in, or title to, any portion of the CRR Property, or as to the existence, attachment or priority of any security interest in or to the CRR Property.  Except to the limited extent provided in the first two sentences of this paragraph 6, we express no opinion on the perfection and the effect of perfection of any security interest in the CRR Property.

Annex I (k) 1

Annex I (l)

Jackson Kelly PLLC, West Virginia Counsel to APCo

We are of the opinion that, under applicable West Virginia law and upon APCo’s transfer to the Issuer of the CRR Property under the terms of, and subject to the conditions set forth in, Sections 2.01 and 2.02 of the Sale Agreement and other provisions therein applicable to the sale of the CRR Property, the transfer will be treated as an absolute transfer and true sale of, and not a pledge of or a secured transaction or other financing arrangement relating to, APCo’s right, title and interest in, to and under the CRR Property, and upon such transfer, APCo’s right, title, and interest in, to and under the CRR Property will pass to the Issuer.

Annex I (l) 1

Annex I (m)

Sidley Austin LLP, Special Counsel to APCo and the Issuer

It is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case:

(i)	would conclude that the State Pledge constitutes a contractual relationship between the Bondholders and the State;

(ii)
would conclude that, absent a demonstration by the State that an Impairment is necessary to further a significant and legitimate public purpose, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the federal Contract Clause the constitutionality of any Legislative Action determined by such court to limit, alter, impair or reduce the value of the CRR Property or the Charges so as to cause an Impairment prior to the time that the Bonds are fully paid and discharged;

(iii)
should conclude that permanent injunctive relief is available under federal law to prevent implementation of Legislative Action hereafter taken and determined by such court to limit, alter, impair or reduce the value of the CRR Property or the CRR Charges so as to cause an Impairment in violation of the Federal Contract Clause; and although sound and substantial arguments support the granting of preliminary injunctive relief, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed in the opinion; and

(iv)
would conclude that under the Federal Takings Clause the State would be required to pay just compensation to Bondholders if the State’s repeal or amendment of the Securitization Law or taking of any other action in contravention of the State Pledge (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the CRR Property or denied all economically productive use of the CRR Property; (b) destroyed the CRR Property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the CRR Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds.

Annex I (m) 1

Annex I (n)

Dorsey & Whitney LLP, Counsel for the Indenture Trustee

We are of the opinion that:

1.           The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United states of America.

2.           The Indenture Trustee has the power to execute, deliver and perform and has duly authorized, executed and delivered each of the Basic Documents to which the Indenture Trustee is a party (“Transaction Documents”).  Assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Transaction Documents is the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms against the Indenture Trustee.

3.           The Bonds have been duly and validly authenticated by the Indenture Trustee upon the order of the Issuer.

4.           The Indenture Trustee is duly authorized and empowered to exercise trust powers under applicable law.

5.           Neither the authentication of the Bonds, nor the execution, delivery or performance of any of the Transaction Documents, does now, or will hereafter, conflict with, result in a breach of or constitute a default under any term or provision of the Articles of Association or Bylaws of the Indenture Trustee, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to us, to which the Indenture Trustee is a party or by which it is bound, or, to the best of our knowledge, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Indenture Trustee.

6.           To the best of our knowledge, there are no actions, proceedings or investigations pending or threatened against the Indenture Trustee before any court, administrative agency or tribunal (a) asserting the invalidity of the Bonds or any of the Transaction Documents (b) seeking to prevent the issuance of the Bonds or consummation of any of the transactions contemplated by the Bonds or the Transaction Documents or (c) that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability, of the Bonds or any of the Transaction Documents.

7.           The execution, delivery and performance by the Indenture Trustee of the Transaction Documents will not violate any provisions of any law or regulation governing the banking and trust powers of the Indenture Trustee.  Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of any governmental authority or agency regulating the activities of the Indenture Trustee.

Annex I (n) 1

Annex I (o)

Robinson & McElwee, PLLC, West Virginia Regulatory Counsel for APCo and the Issuer

1.           The Financing Order has been duly authorized and issued by the Commission in accordance with all applicable West Virginia laws, rules and regulations (including the Securitization Law; the Financing Order and process by which it was issued comply with all applicable West Virginia laws, rules and regulations, including the Securitization Law; and the Financing Order is in full force and effect, is not presently being appealed, and is final, non-appealable and irrevocable.

2.           The Securitization Law was duly enacted by the Legislature of the State of West Virginia in accordance with all applicable West Virginia laws and is in full force and effect.  The validity of the Securitization Law (insofar as it relates to the transactions contemplated in the Documents) is not the subject of any pending appeal or litigation.  There has been no challenge to the constitutionality of the Securitization Law under the United States Constitution or the West Virginia Constitution.

3.           The Financing Order authorizes (i) the issuance of the Bonds, (ii) the transfer of the CRR Property to the Issuer, (iii) the imposition of the CRR Charges, and (iv) the periodic adjustments of the CRR Charges.

4.           APCo has property rights and interests under the Financing Order, including, among others, the right to impose, collect, and receive CRR Charges authorized in the Financing Order, and APCo’s property rights and interests are transferable to Issuer by means of an agreement and become CRR Property when they are first transferred to Issuer in connection with the issuance of the Bonds and pledged to secure the Bonds.

5.           Under the Securitization Law neither the State or the Commission nor any other West Virginia governmental entity has the authority, directly or indirectly, legally or equitably, to take or permit any action that impairs the value of the CRR Property, or, except for periodic adjustments required to be made pursuant to the true-up mechanism pursuant to Section 24-2-4f(k) of the Securitization Law and specified in the Financing Order, to reduce, alter, or impair the CRR Charges until the principal, interest and premium and any other charges incurred and contracts to be performed in connection with the Bonds have been paid and performed in full.

6.           The CRR Property conveyed to the Issuer Securitization Law in the Sale Agreement and the Bill of Sale, including the irrevocable right to impose, charge and collect Charges and the revenues and collections from the CRR Charges, is “consumer rate relief property” within the meaning of Sections 24-2-4f(b)(9) of the Securitization Law.

7.           Under the Securitization Law the provisions of that statute are severable, such that if any provision of the Securitization Law or its application to any person or circumstance is held invalid by any court of competent jurisdiction, the invalidity will not affect any other provision

Annex I (o) 1

or the applications of the statute which can be given effect without the invalid provision or application.

8.           The descriptions of the Securitization Law contained in the Pricing Prospectus and the Prospectus accurately describe the scope and application of the Securitization Law to the transactions contemplated in the Basic Documents.

9.           The Issuer is an “assignee within the meaning of Section 24-2-4f(b)(3) of the Securitization Law.

10.           Both the holders of the Bonds and the Indenture Trustee qualify as a “financing party” within the meaning of Section 24-2-4f(b)(14) of the Securitization Law.

11.           The Bonds are “Bonds” within the meaning of Section 24-2-4(b)(4) of the Securitization Law and transactions contemplated by the Basic Documents conform to the Financing Order in all material respects.

12.           There is no judicial statutory or constitutional authority in the State of West Virginia for a voter initiative or referendum for the purpose of amending or repealing the Securitization Law.

13.           APCo is a public utility as defined in Chapter 24 of the West Virginia Code, duly authorized by the APCo Charter Documents to conduct the business of generating, transmitting and distributing electric power to the public.  APCo is authorized under the laws of the State of West Virginia to operate as a public utility in the areas of the State of West Virginia where it currently does so as described in the Pricing Prospectus and the Prospectus.

Annex I (o) 2

Annex I (p)

Jackson Kelly PLLC, West Virginia counsel for the Issuer and APCo

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions, and limitations set forth herein, it is our opinion that:

1.           Based solely on the Qualification Certificates, the Issuer is duly registered as a foreign limited liability company, APCo is duly registered as a foreign corporation, and each is duly qualified to transact business in the State of West Virginia, and as of November __, 2013, these registrations and authorizations have not been revoked.

2.           The issuance and sale of the Consumer Rate Relief Bonds by the Issuer, the execution and delivery by the Issuer of each of the Transaction Documents (for purposes of this Annex I (p), the term, “Transaction Documents” shall mean the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Indenture and the Underwriting Agreement), and the performance by the Issuer of its obligations under the Consumer Rate Relief Bonds and the Transaction Documents do not violate applicable provisions of (i) any Applicable WV Laws (as defined in this opinion); or (ii) any judgment, decree or order specifically directed to the Issuer (including the Financing Order) known to us of any court or governmental agency or body of the State of West Virginia.

3.           The execution, delivery, and performance by APCo of each of the Transaction Documents to which APCo is a party do not violate applicable provisions of (i) any Applicable WV Laws; or (ii) any judgment, decree or order specifically directed to APCo (including the Financing Order) known to us of any court or governmental agency or body of the State of West Virginia.

4.           To the best of our knowledge, based on our review of the dockets of the United States District Courts for the Northern and Southern Districts of West Virginia as of November [  ], 2013 and the dockets of the circuit courts of Marshall, Mason, Putnam, and Kanawha counties as of November [  ], 2013 and our discussions with the office of the general counsel of American Electric Power Company, but without further independent investigation, and except as disclosed in the Registration Statement, there are no legal or governmental proceedings pending or threatened in the State of West Virginia to which APCo, any of its subsidiaries, or the Issuer is a party, or involving or relating to the Financing Order or the collection of the CRR Charges, in each case, of a character: (i) asserting the invalidity of the Securitization Law, the Financing Order, the Consumer Rate Relief Bonds, or the Transaction Documents; (ii) seeking to prevent the issuance of the Consumer Rate Relief Bonds or the other transactions contemplated by the Transaction Documents; or (iii) seeking a determination that could be reasonably expected to materially adversely affect the performance by the Issuer of its obligations in respect of the Consumer Rate Relief Bonds and the Transaction Documents.

5.           In accordance with the Securitization Law, (A) the rights and interests of APCo under the Financing Order, including the right to impose, collect, and receive the CRR Charges authorized in the Financing Order, are assignable and shall become “consumer rate relief property” within the meaning of the Securitization Law when they are first transferred to the

Annex I (p) 1

Issuer in connection with the issuance of the Consumer Rate Relief Bonds and pledged to secure the Consumer Rate Relief Bonds; (B) upon the transfer by APCo of the CRR Property to the Issuer, the Issuer shall have all of the rights of APCo with respect to such CRR Property, including such rights to exercise any and all rights and remedies with respect thereto, including such rights to impose, charge and collect any amounts payable by any Customer in respect of the CRR Property; (C) the Financing Order approves the issuance by the Issuer of the Consumer Rate Relief Bonds in an aggregate principal amount which equals or exceeds the initial Outstanding Amount of the Consumer Rate Relief Bonds; and (D) the Consumer Rate Relief Bonds are “bonds” within the meaning of Section 24-2-4f(b)(4) of the Securitization Law.

6.           No governmental approvals from courts, tribunals, agencies, or other government bodies of the State of West Virginia are required for the valid issuance, authentication, and delivery of the Consumer Rate Relief Bonds or the performance by the Issuer and APCo of their respective obligations under each Transaction Document to which either is a party, except for (i) the Financing Order and any Governmental Approvals expressly contemplated therein, each of which has been obtained on or prior to the date hereof, and (ii) the filings contemplated by paragraphs 9 and 10 below.

7.           The specific application by a West Virginia court of the choice of law rules followed in the State of West Virginia is based primarily on factual matters, together with matters of public policy, and is determined on a case-by-case basis.  Nevertheless, we believe that a West Virginia state court, or a federal court applying West Virginia conflict-of-law rules, would give effect to the choice of the laws of New York (to the extent so stated therein) as the governing law in all Transaction Documents other than the Sale Agreement, unless it were determined that (a) the State of New York has no substantial relationship to the Transaction or (b) the result of applying New York law would be contrary to public policy or prejudicial to the interests of the State of West Virginia; provided, that it would be necessary to present evidence of the laws of the State of New York in any action brought in West Virginia courts; and, provided, further, that this opinion does not cover (i) matters of perfection, (ii) in rem rights and remedies under New York law, (iii) procedural matters, (iv) the application of federal law, or (v) the violation of public policy of the State of West Virginia by the applicable laws of the State of New York.

8.           Under the terms of Section 24-2-4f(e)(7) of the Securitization Law, the CRR Property has been created upon the issuance of the Financing Order, the execution and delivery of the Sale Agreement and the Bill of Sale, and the execution and delivery of the Indenture.

9.           The filings with respect to the CRR Property identified on Schedule II of the opinion (collectively, the “West Virginia Financing Statements”) are in the appropriate form for filing pursuant to the Securitization Law and the Uniform Commercial Code – Secured Transactions with respect to the CRR Property, are authorized by the Sale Agreement and the Indenture and have been duly filed with the appropriate Filing Officer and the filing fees, and document taxes, if any, payable in that connection have been paid in full.

10.           The results of a search for any UCC financing statements on file with the Secretary of State of the State of West Virginia dated November [  ], 2013 that name APCo or the Issuer as debtor and describe all or any part of the CRR Bond Collateral (the “Search

Annex I (p) 2

Results”) identify no secured party who has filed with the office of the Secretary of State of the State of West Virginia naming APCo or the Issuer as debtor and describing any of the CRR Bond Collateral other than the West Virginia Financing Statements.

11.           Under the terms of Section 24-2-4f(o)(4) of the Securitization Law, the transfer of the CRR Property by APCo to the Issuer is perfected under Section 24-2-4(f)(o)(4) against all parties having claims of any kind, including any judicial lien, or other lien creditors or any claims of APCo or creditors of APCo.

12.           A valid and binding lien and security interest in the CRR Property has been created and has attached in favor of the Indenture Trustee to secure the Consumer Rate Relief Bonds by (i) the issuance of the Financing Order, (ii) the execution and delivery of a security agreement, being the Indenture by the Issuer in connection with the issuance and funding of the Consumer Rate Relief Bonds, (iii) the receipt of value by the Issuer for the Consumer Rate Relief Bonds.  Such lien of the security interest in the CRR Property is valid, binding and perfected against all parties having claims of any kind in tort, contract or otherwise against the person granting the security interest, regardless of whether the parties have notice of the lien.  Such lien and security interest in the CRR Property is a continuously perfected security interest and, relying solely on the Search Certificates, is a first priority security interest that has priority over any other lien, created by operation of law or otherwise, that may subsequently attach to the CRR Property.  In rendering this opinion, we have assumed, and we have relied on the opinion of Sidley Austin LLP pursuant to Section 2.10(3) of the Indenture to the extent relevant here, that (i) the Indenture is a “security agreement” within the meaning of Section 24-2-4f(o) of the Securitization Law and (ii) the Indenture is a legal, valid, and binding agreement, enforceable against the parties thereto in accordance with its terms.

13.           Under the West Virginia UCC, a “registered organization” means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.  Under the West Virginia UCC, a registered organization is located in its jurisdiction of organization.  We have assumed for this purpose in reliance on the opinion of Richards, Layton & Finger, P.A., that the Issuer is a limited liability company organized under the laws of the State of Delaware, and, therefore, under the West Virginia UCC the Issuer is a registered organization located in Delaware.

14.           The Sale Agreement is enforceable against APCo and the Issuer in accordance with its terms under the laws of the State of West Virginia.

Annex I (p) 3

Annex I (q)

Sidley Austin LLP, Special counsel to APCo and the Issuer

Based upon and subject to the foregoing discussion, facts and assumptions, and the qualifications listed herein, we are of the opinion that in a properly presented and argued case, as a legal matter, and based upon existing law, a bankruptcy court would follow applicable state law (in this case Delaware law) and the terms of the LLC Agreement and hold (i) the bankruptcy or dissolution of APCo would not, by itself, cause the Issuer to be dissolved or its affairs to be wound up, (ii) a judgment creditor of APCo may not satisfy its claims against APCo by asserting those claims directly against the assets of the Issuer, and (iii) the Issuer is a separate legal entity and its existence as a separate legal entity will continue until the cancellation of its Certification of Formation.

Annex I (q) 1

Annex I (r)

Richards, Layton & Finger, P.A., Delaware counsel for APCo and the Issuer

1.           The Issuer has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2.           The LLC Agreement constitutes a legal, valid and binding agreement of the Member and is enforceable against the Member, in its capacity as member of the Issuer, in accordance with its terms.

3.           Under the Delaware Limited Liability Company Act (6 Del. C.§ 18-101, et seq.) (the “LLC Act”) and the LLC Agreement, the Issuer has the limited liability company power and authority to execute and deliver the Basic Documents to which the Issuer is a party and the Bonds and to perform its obligations thereunder.  Under the LLC Act and the LLC Agreement, the execution and delivery by the Issuer of the Basic Documents to which the Issuer is a party and the Bonds, and the performance by the Issuer of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Issuer.  The Basic Documents to which the Issuer is a party and the Bonds have been duly executed and delivered by the Issuer.

4.           Neither the execution or delivery by the Issuer or APCo of the Basic Documents to which it is a party or the Bonds nor the compliance by the Issuer or APCo, as the case may be, with the terms thereof, nor the consummation by the Issuer or APCo, as the case may be, of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to any Delaware court, or Delaware governmental or Delaware regulatory authority or Delaware agency under the laws of the State of Delaware, except for the filing of the Certificate with the Secretary of State, which Certificate has been duly filed.

5.           Neither the execution and delivery by the Issuer or APCo of the Basic Documents to which it is a party or the Bonds nor the compliance by the Issuer or APCo, as the case may be, with the terms thereof, nor the consummation by the Issuer or APCo, as the case may be, of any of the transactions contemplated thereby conflicts with or constitutes a breach of or default under the Certificate or the LLC Agreement, or violates any law, governmental rule or regulation of the State of Delaware.

6.           Based solely on an inquiry on ___________ __, 2013, limited to, and solely to the extent reflected on the results of computer searches of, court dockets in the File & ServeXPress file system for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and the Webpacer efile system of the United States District Court sitting in the State of Delaware, and of the United States Bankruptcy Court sitting in the State of Delaware, we are not aware of any legal or governmental proceeding pending against the Issuer.

7.           If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) in order for any Person to file a voluntary bankruptcy petition on behalf of the Issuer, the affirmative vote of the Member and the affirmative vote of all of the

Annex I (r) 1

Managers, including each Independent Manager, as provided in Section 1.08(b) of the LLC Agreement, is required and (ii) such provision, contained in Section 1.08(b) of the LLC Agreement that requires the affirmative vote of the Member and the affirmative vote of all of the Managers, including each Independent Manager, in order for a Person to file a voluntary bankruptcy petition on behalf of the Issuer, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

8.           Under the LLC Act and the LLC Agreement, the Bankruptcy or dissolution of the Member will not, by itself, cause the Issuer to be dissolved or its affairs to be wound up.

9.           While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member’s share of any profits and losses of the Issuer and the Member’s right to receive distributions of the Issuer’s assets (the “Member’s Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member’s Interest.  Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer.  Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Issuer.

10.           Under the LLC Act, (i) the Issuer is a separate legal entity, and (ii) the existence of the Issuer as a separate legal entity shall continue until the cancellation of the Certificate.

Annex I (r) 2

Annex I (s)

Jackson Kelly PLLC, West Virginia counsel to APCo and the Issuer

1.           A corporation or limited liability company that is not otherwise engaged in business in West Virginia for West Virginia franchise tax purposes will not become subject to West Virginia franchise tax solely as a result of holding the Bonds.

2.           The Issuer will not be subject to income, franchise, gross receipts or any similar tax imposed by the State of West Virginia as an entity separate from APCo (the Issuer’s sole member) with respect to the receipt and ownership of the CRR Property (as defined in the Sale Agreement) and the receipt of CRR Charges authorized under the Financing Order.

Annex I (s) 1

Annex I (t)

Thomas G. Berkemeyer, Esq., Associate General Counsel and an employee of American Electric Power Service Corporation (or other in-house counsel) to Appalachian Power Company

1.           APCo is duly organized and validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to conduct the business that it is presently conducting as described in the Registration Statement, the Pricing Prospectus and the Prospectus and to own and operate its properties in such business.

2.           The execution and delivery by APCo of, and the performance by APCo of its obligations under, each of the Basic Documents to which it is party, each in accordance with its terms will not conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which APCo is a party, or by which it is bound or to which it’s property is subject.

3.           To my knowledge, after due inquiry, except as disclosed in the Pricing Prospectus and the Final Prospectus, there are no legal or governmental proceedings pending or threatened in the State of West Virginia or the Commonwealth of Virginia to which APCo, any of its subsidiaries or the Issuer is a party, or involving or relating to the Financing Order or the collection of the CRR Charges, in each case, required to be disclosed in the Pricing Prospectus and the Prospectus, which are not so disclosed.

Annex I (t) 1